                                                                       EXHIBIT 5

                                WARRANT AGREEMENT

              THIS WARRANT AGREEMENT dated as of December 19, 2002 (this "Agreement") is by and between STERLING CHEMICALS, INC., a Delaware corporation ("Sterling" or the "Corporation"), and WELLS FARGO BANK MINNESOTA, N.A., as warrant agent (in such capacity, the "Warrant Agent").

                             PRELIMINARY STATEMENTS

       A. Concurrently with the execution hereof, Sterling is emerging from the protection of Chapter 11 of the United States Code pursuant to that certain plan of reorganization dated October 11, 2002, as the same may be later modified (the "Plan").

       B. Pursuant to the terms of, and subject to the conditions contained in, the Plan, Sterling has agreed to issue to warrants (each, a "Warrant") entitling the holders thereof to purchase shares of the common stock, par value $0.01 per share, of Sterling at a price of $52.00 per share.

       C. Sterling wishes the Warrant Agent to act on its behalf, and the Warrant Agent is willing to act on behalf of Sterling, in connection with the issuance, exchange, transfer, substitution and exercise of the Warrants.

       D. Sterling desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights and obligations of Sterling, the Warrant Agent and the registered holders of the Certificates evidencing Warrants (the "Holders").

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Plan, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sterling and the Warrant Agent, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                         Definitions and Interpretation

              Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

              "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Business Day" means any day which is not a day on which banking institutions in New York City, New York or Houston, Texas are authorized or obligated by law or executive order to close.

              "Commission" means the Securities and Exchange Commission.

              "Common Stock" shall mean any capital stock of any class or series of Sterling (including, on the Original Issuance Date, the Common Stock, par value $0.01 per share, of Sterling) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Sterling and which is not subject to redemption by Sterling. However, subject to the provisions of Section 4.01(c), shares into which Warrants are exercisable shall include only shares of the class of capital stock of Sterling designated as Common Stock, par value $.0l per share, of Sterling on the Original Issuance Date or shares of any class or classes resulting from any reclassification or reclassifications thereof involving solely a change in par value or from par value to no par value or from no par value to par value and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Sterling and which are not subject to redemption by Sterling; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class into which Warrants are then exercisable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

              "Current Market Value" means, with respect to any security (including Common Stock), as of a specified date (the "date of calculation"):

                     (i) if such security is not registered under the Exchange
              Act, the value of such security as determined by an Independent Financial Expert selected by the Board of Directors of Sterling; or

                    (ii) if such security is registered under the Exchange Act, the average of the daily market prices of such security for the 5 consecutive trading days commencing not more than 20 trading days before, and ending not later than, the earlier of the date of calculation and the day before the "ex" date with respect to the event requiring such calculation or, if such security has been registered under the Exchange Act for less than

              5 consecutive trading days before such earlier date, then the average of the daily market prices for all of the trading days before such earlier date for which daily market prices are available; provided, however, that if the market price cannot be calculated (as provided below), the Current Market Value of such security shall be determined as if such security were not registered under the Exchange Act.

       For purposes of this Agreement, (x) the term "market price" means, with respect to any security for any trading day, (A) in the case of a security listed or admitted to trading on any national securities exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which such security is listed or admitted, (B) in the case of a security not then listed or admitted to trading on any national securities exchange, the last reported sales price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by Sterling, or (C) in the case of a security not then listed or admitted to trading on any national securities exchange and as to which no such reported sales price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by Sterling, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (y) the term "`ex' date," when used with respect to any distribution, shall mean the first date on which the security trades regular way on such exchange or in such market without the right to receive such distribution.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

              "Exercise Price" has the meaning specified in Section 3.01.

              "Expiration Date" means, with respect to any Warrant, the sixth anniversary of its Issue Date or, if earlier, the date of consummation of a merger or consolidation to which clause (i) of the last sentence of
       Section 4.01(c) applies.

              "Governmental Authority" means (i) any nation or government, (ii) any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and (iv) any other governmental entity, agency or authority having or exercising jurisdiction over any relevant Person, item or matter.

              "Holders" has the meaning specified in the Preliminary Statements of this Agreement.

              "Independent Financial Expert" means any Financial Expert selected by Sterling that either (i) is reasonably acceptable to the Holders of Warrant Certificates evidencing a majority of the outstanding Warrants or
       (ii) is a firm (x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of Sterling, do not) have a material direct or indirect financial interest in Sterling or any of its Affiliates (other than by virtue of compensation paid for advice or opinions referred to in the exception to clause (z)), as determined by the Board of Directors of Sterling in its reasonable good faith judgment,
       (y) which has not been, within the last two years, and, at the time it is called upon to give independent financial advice to Sterling or any of its Affiliates, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of Sterling, is) a promoter, director or officer of Sterling or any of its Affiliates or an underwriter with respect to any of the securities of Sterling or any of its Affiliates and
       (z) which does not provide any advice or opinions to Sterling or Affiliates except as an independent financial expert in connection with the Certificate of Designations for Sterling's Series A Convertible Preferred Stock or this Agreement.

              "Issue Date" has the meaning specified in Section 2.03 hereof.

              "Laws" means all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any Governmental Authority.

              "Legended Warrant Certificate" means any Warrant Certificate bearing the legend specified in Section 2.02.

              "Original Issuance Date" means December 19, 2002, the effective date of the Plan.

              "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity or enterprise.

              "Plan" has the meaning specified in the Preliminary Statements of this Agreement.

              "Preferred Stock" means the Series A Convertible Preferred Stock of Sterling.

              "Securities Act" means the Securities Act of 1933.

              "Special Dividend" shall mean any payment by Sterling to all holders of its Common Stock of any dividend, or any other distribution by Sterling to such holders, of any shares of capital stock of Sterling, evidences of indebtedness of Sterling, cash or other assets (including rights, warrants, convertible securities or other securities (of Sterling or any other Person)), other than any dividend or distribution (i) upon a capital reorganization, reclassification, merger or consolidation to which Section 4.01(c) applies, (ii) of any common stock referred to in
       Section 4.01(a), (iii) pursuant to the Plan or (iv) which is paid in cash out of the retained earnings of Sterling for the current or previous fiscal year.

              "Sterling" has the meaning specified in the opening paragraph of this Agreement.

              "Tag Along Agreement" means that certain Tag Along Agreement, dated as of the Original Issuance Date (the "Tag Along Agreement"), by and among the Corporation, Resurgence Asset Management, L.L.C., a Delaware limited liability company on behalf of itself and each of the RAM Affiliates and the Creditor's Committee, on behalf of the Qualifying Holders.

              "Warrant" has the meaning specified in the Preliminary Statements of this Agreement.

              "Warrant Agent" has the meaning specified in the opening paragraph hereof.

              "Warrant Certificates" has the meaning specified in Section 2.01.

              Section 1.02. Interpretation. In this Agreement, unless a clear contrary intention appears:

              (a) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

              (b) reference to any gender includes each other gender and the neuter;

              (c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

              (d) reference to any Person includes such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

              (e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity;

              (f) reference to any contract or agreement means such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

              (g) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Agreement;

              (h) all references to Exhibits shall be deemed to be references to the Exhibits attached hereto which are made a part hereof and incorporated herein by reference;

              (i) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

              (j) with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

              (k) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

              (l) reference to any Law means such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

              (m) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and

              (n) no provision of this Agreement shall be interpreted or construed against any Party solely because that Party or its legal representative drafted such provision.

                                   ARTICLE II

                           Original Issue Of Warrants

              Section 2.01. Form of Warrant Certificates. The Warrants shall be evidenced by certificates in registered form (the "Warrant Certificates"), substantially in the form attached hereto as Exhibit A, and may have such insertions, letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as may, consistently herewith, be determined to be necessary or appropriate by the officers of Sterling executing such Warrant Certificates as evidenced by their execution of the Warrant Certificates, or as may be required to comply with any applicable Law or with any rule or regulation of any securities exchange or to conform to usage. Each Warrant shall represent the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase one share of Common Stock at the Exercise Price, subject to adjustment pursuant to the provisions of Section 4.01. The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by applicable Law.

              Section 2.02. Legends. Each Warrant Certificate originally issued to the Investor (as such term is defined in the Plan), or issued upon registration of transfer of, or upon exchange for or in lieu of, any Warrant Certificate bearing the following legend, shall bear the following legend:

              THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF STERLING CHEMICALS, INC. (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE COMMISSION, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

              Section 2.03. Execution, Issuance, and Delivery of Warrant Certificates. (a) Each Warrant Certificate, whenever issued, shall be dated as of the date of countersignature thereof by the Warrant Agent (the "Issue Date"), either upon initial issuance or upon exchange, substitution or transfer and shall be executed on behalf of Sterling by its Chairman of the Board, Chief Executive Officer, President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by manual or facsimile signature of the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event that any officer of Sterling whose signature shall have been placed upon any of the Warrant Certificates shall cease to be an officer of Sterling before countersignature by the Warrant Agent and the issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of Sterling.

              (b) Sterling shall instruct the Warrant Agent to countersign, issue and deliver, at the expense of Sterling, Warrant Certificates evidencing Warrants to purchase an aggregate of up to 949,367 shares of Common Stock at the times required by, and in accordance with the terms and conditions of, the Plan. The Warrant Agent shall, and is hereby authorized to, countersign, issue and deliver Warrants as and when so instructed by Sterling. In addition, the Warrant Agent is hereby authorized to countersign, issue and deliver Warrant Certificates as required by Section 2.04, Section 3.03 or Article V.

              Section 2.04. Transfer and Exchange of Warrant Certificates. (a) The Warrant Agent shall maintain books, subject to such reasonable regulations as it may prescribe, for the registration of Warrant Certificates and transfers and exchanges of Warrant Certificates as provided in this Agreement.

              (b) A Holder may transfer its Warrant Certificates only by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement and all applicable Laws. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register in accordance with this Agreement. Prior to due presentation for registration of transfer, Sterling, the Warrant Agent and any agent of Sterling may deem and treat the Person in whose name the Warrant Certificates are registered as the absolute owner thereof for all purposes (notwithstanding any notation of ownership or other writing thereon made by anyone), and neither Sterling nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or an interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrant Certificates that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amount to bad faith. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer thereof or to exchange them for an equal number of Warrant Certificates of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested solely in the case of any Legended Certificates if the requirements of this Agreement for such transaction are met. To permit registrations of transfers and exchanges, Sterling shall execute Warrant Certificates at the Warrant Agent's request. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but Sterling or the Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of transfer of Warrant Certificates.

              (c) All Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of Sterling, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for registration of transfer or exchange.

              Section 2.05. Surrender and Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby or pursuant to Section 6.02 shall, if surrendered to Sterling, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by Sterling or the Warrant Agent and, except as provided in Section 2.04 (in the case of a transfer or exchange), Section 3.03 (in the case of the exercise of less than all the Warrants represented by the surrendered Warrant Certificate) or Article V (in the case of a lost, stolen, destroyed or mutilated Warrant Certificate), no Warrant Certificate shall be issued hereunder in lieu thereof. On request of Sterling, the Warrant Agent, provided that any retention periods established by the Securities and Exchange Commission have expired, shall destroy canceled Warrant Certificates held by it and shall deliver its certificates of destruction to Sterling. The Warrant Agent shall destroy all canceled Warrant Certificates in accordance with its normal procedures.

                                   ARTICLE III

                      Exercise Price; Exercise Of Warrants

              Section 3.01. Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement and such Warrant Certificate, to purchase one share of Common Stock (subject to adjustment as provided herein) for each Warrant represented thereby at a purchase price (the "Exercise Price") of $52.00 per share (subject to adjustment as provided herein), payable in full at the time of purchase.

              Section 3.02. Exercise; Restrictions on Exercise. (a) Each outstanding Warrant may be exercised on any Business Day which is on or after its Issue Date and on or before the Expiration Date, but only if (solely in the case of any Legended Warrant Certificate) the exercise of such Warrants is exempt from the registration requirements of the Securities Act. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Agreement shall automatically terminate at such time.

              (b) Sterling shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date; provided, however, that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date irrespective of whether Sterling provides such notice.

              Section 3.03. Method of Exercise; Payment of Exercise Price.
(a) In order to exercise any of the Warrants, the Holder thereof must surrender the Warrant Certificate evidencing such Warrants to the Warrant Agent at its corporate trust office set forth in Section 9.05 (with the Subscription Form set forth in the Warrant Certificate duly executed), together with payment in full of the Exercise Price then in effect for each share of Common Stock as to which a Warrant is exercised and any applicable taxes that Sterling is not required to pay pursuant to this Section 3.03, Sections 2.04(b) or 9.02 or Article V. Payment of the Exercise Price shall be made by the Holder by check payable to the order of Wells Fargo Bank Minnesota, N.A. Upon the exercise of any Warrant, the Warrant Agent shall promptly provide written notice of such exercise to Sterling, including notice of the number of shares of Common Stock delivered upon the exercise of such Warrant, and deliver all payments received upon exercise of such Warrant to Sterling in such manner as Sterling shall instruct in writing.

              (b) A Holder may exercise all or any number of whole Warrants represented by a Warrant Certificate. If less than all of the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate executed by Sterling of the same tenor and for the number of Warrants which were not exercised shall be issued by the Warrant Agent. The Warrant Agent shall (i) countersign such Warrant Certificate, (ii) register such Warrant Certificate in such name or names as may be directed in writing by the Holder and (iii) deliver such Warrant Certificate to the Person or Persons entitled to receive the same.

              (c) Upon the exercise of any Warrant and the surrender of the Warrant Certificate evidencing such Warrant in conformity with the foregoing provisions, the Warrant Agent shall, subject to Section 9.02, (i) transfer promptly to or upon the written order of the Holder of such Warrant Certificate, appropriate evidence of ownership of any shares of Common Stock or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and (ii) deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same (together with an amount in cash in lieu of any fractional shares as provided in Section 4.05).

              (d) Upon the exercise of any Warrant, the Warrant Agent is hereby authorized and directed to requisition from any transfer agent of the Common Stock (and all such transfer agents are hereby irrevocably authorized to comply with all such requests) certificates (bearing the legend set forth in Section 9.10, if applicable) for the necessary number of shares of Common Stock to which the Holder of such Warrant may be entitled upon such exercise.

              (e) Any Warrant which is exercised hereunder shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender, as provided above, of the Warrant Certificate representing such Warrant, together with payment in full of the Exercise Price and any applicable taxes that Sterling is not required to pay pursuant to this Section 3.03, Sections 2.04(b) or 9.02 or Article V, and, for purposes of this Agreement, the Person entitled to receive any shares of Common Stock or other securities or property deliverable upon such exercise shall, as between such Person and Sterling, be deemed to be the Holder of such shares of Common Stock or other securities or property of record as of the close of business on such date and shall be entitled to receive, and Sterling shall deliver or cause to be delivered to such Person, any money, shares of Common Stock or other securities or property to which he would have been entitled had he been a record holder on such date.

                                   ARTICLE IV

                                   Adjustments

              Section 4.01. Adjustments. The number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

         (a) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, other than, in any such case, upon a capital reorganization, reclassification, consolidation or merger to which Section 4.01(c) applies, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the number of shares of Common Stock purchaseable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares. The adjustment made pursuant to this clause
(a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of such subdivision or split-up, at the close of business on the day upon which such corporate action becomes effective.

         (b) Upon Combinations or Reverse Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse split of the outstanding shares of Common Stock into a smaller number of shares of Common Stock , other than, in any such case, upon a capital reorganization, reclassification, consolidation or merger to which Section 4.01(c) applies, then the number of shares of Common Stock purchasable on the exercise of each Warrant immediately prior to the date of such combination or reverse split shall be decreased in proportion to such decrease in outstanding shares. The adjustment made pursuant to this clause (b) shall become effective at the close of business on the day upon which such combination or reverse split becomes effective. For purposes of Sections 4.01(a) and 4.01(b), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

         (c) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination or reverse split of shares), or any consolidation or merger of the Corporation with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), except in the case of a merger or consolidation to which clause
(i) of the last sentence of this Section 4.01(c) applies, each Warrant, effective at the close of business on the date such reorganization, reclassification, consolidation, or merger shall become effective, shall thereafter be exercisable for the kind and number of shares of stock or other securities or property, (including cash) receivable upon the consummation of such reorganization, reclassification, consolidation or merger, by a holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant and, except as specified in 4.01(i), otherwise shall have the same terms and conditions applicable immediately prior to such time of such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Corporation shall not effect any such reorganization, reclassification, consolidation or merger unless, (i) in the case of a merger or consolidation in which the consideration receivable upon consummation of such merger or consolidation by a holder of shares of Common Stock consists solely of cash, either (x) simultaneously with the consummation thereof, the Corporation shall pay to the Holder of the Warrant Certificate evidencing such Warrants an amount in cash equal to (A) the amount in cash that would be received upon such consummation by a holder of the number of shares of Common Stock deliverable (immediately prior to such consummation) upon exercise of such Warrants less (B) the Exercise Price or (y) the Exercise Price for any Warrant exceeds the amount in cash that would be so received or
(ii) in all other cases, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, or merger shall assume, by written instrument, the obligation to deliver to the holders of this Warrant such shares of stock, securities or property, including cash, which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon such exercise.

         (d) Certain Other Dividends and Distributions. In case at any time or from time to time after the Original Issuance Date Sterling shall effect a Special Dividend (other than a Permitted Dividend or a dividend or distribution upon a capital reorganization, reclassification, consolidation or merger to which Section 4.01(c) applies), then, and in each such case, effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such distribution, the number of shares of Common Stock into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of shares of Common Stock into which each Warrant is exercisable immediately prior to the close of business on such date of determination by a fraction, (i) the numerator of which shall be the Current Market Value per share of Common Stock on such date for determination and (ii) the denominator of which shall be such Current Market Value per share of Common Stock minus the portion applicable to one share of Common Stock of the fair market value (as determined in good faith by the Board of Directors of Sterling) of such securities, cash or other assets so distributed.

         (e) Deferral in Certain Circumstances. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution, and shall thereafter, and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock purchasable upon exercise of the Warrants granted by this
Section 4 or in the Exercise Price then in effect shall be required by reason of the taking of such record and, as to any Warrants that remain outstanding, any adjustment previously made in respect thereof shall be rescinded and annulled. In any case in which the provisions of this Article 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments, and paying to such holder any amount in cash in lieu of any fractional shares of capital stock pursuant to Section 4.05; provided, however, that the Corporation shall deliver to such holder an appropriate instrument or due bill evidencing such holder's right to receive such additional shares and such cash on the date of the occurrence of such event.

         (f) De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable upon the exercise of any Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock purchasable upon the exercise of such Warrant; provided, however, that any adjustments which are not required to be made by reason of this Section 4.01(f) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.01(f) shall be made to the nearest one-thousandth of a share.

         (g) Other Adjustments. In addition to the foregoing adjustments required by Sections 4(a), (b) or (d), Sterling may make such reductions in the Exercise Price as it may, in good faith, deem advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (h) Determination of Current Market Value and Related Deliveries. If at any time the Current Market Value of any security is required to be calculated pursuant to the terms of this Agreement, the determination of such Current Market Value, if calculated in accordance with the terms of this Agreement, absent manifest error, shall be conclusive and binding on all Persons. If at any time the Current Market Value of any security is required to be calculated pursuant to the terms of this Agreement, and such Current Market Value is determined as if such security is not registered under the Exchange Act, Sterling shall, upon request of any Holder, deliver to the Warrant Agent a report of an Independent Financial Expert specifying the amount of such Current Market Value as determined by such Independent Financial Expert and containing a brief description on the factors on which such determination was based. The Warrant Agent shall have no duty with respect to any such report, except to keep it on file and available for inspection by the Holders.

         (i) Warrant Price Adjustment. Whenever the number of shares of Common Stock into which a Warrant is exercisable is adjusted as provided in Sections 4.01(a), (b) or (d), the Exercise Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such Warrant was exercisable immediately thereafter.

              Section 4.02. Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant is required to be adjusted pursuant to Section 4.01, Sterling shall deliver to the Warrant Agent a certificate setting forth (a) the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant and the Exercise Price therefor after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. The Warrant Agent shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate. Upon receipt of such certificate, the Warrant Agent shall mail notice of the adjustment described in such certificate to each Holder at the expense of Sterling. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring to inspect such certificate during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other securities or property purchasable upon exercise of any Warrant, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any shares of Common Stock or other securities or property which may be purchasable on exercise of any Warrant. The Warrant Agent shall not be responsible for any failure of Sterling to make any cash payment or to issue, transfer or deliver any shares of Common Stock or other securities or property upon the exercise of any Warrant.

              Section 4.03. Statement on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to
Section 4.01, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number and kind of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. Sterling may, however, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate to reflect any such adjustment and that does not affect the substance thereof and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form so changed.

              Section 4.04. Notice of Consolidation, Merger or Sale of Substantially All Assets, Etc. In the event that, at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, (a) Sterling shall consolidate with, merge with or into or sell, transfer or otherwise dispose of all or substantially all of its properties, assets or business (except a merger in which Sterling is the surviving corporation and the holders of Common Stock (or other securities or property purchasable upon exercise of the Warrants) receive no consideration in respect of their shares) or (b) Sterling shall dissolve, liquidate or wind-up its operations, then in any one or more of such cases, Sterling shall cause to be mailed to the Warrant Agent and each Holder, at the earliest practicable time (and, in any event, not less than 20 calendar days before any record date or, if no record date applies, before any date set for definitive action), notice of the date on which such consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of shares of Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of shares of Common Stock or other securities or property issuable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

              Section 4.05. Fractional Interests. Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of Common Stock purchasable on the exercise of each Warrant is adjusted pursuant to the provisions of Section 4.01, Sterling shall not be required to issue any fraction of a share of Common Stock or to distribute a certificate that evidences a fraction of a share of Common Stock upon any subsequent exercise of any Warrant. If Warrant Certificates evidencing more than one Warrant shall be surrendered for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants evidenced by Warrant Certificates so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 4.05, be issuable on the exercise of any Warrant (or specified portion thereof), in lieu of the issuance of such fractional share, Sterling shall pay the Holder of such Warrant an amount in cash equal to the then Current Market Value per share of Common Stock multiplied by such fraction (computed to the nearest whole cent). The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock instead of such cash.

              Section 4.06. Concerning All Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if an adjustment is made under any provision of Article IV on account of any event, transaction, circumstance, condition or happening, no additional adjustment shall be made under any other provision of Article IV on account of such event, transaction, circumstance, condition or happening. Unless otherwise expressly provided in this Article IV, all determinations and calculations required or permitted under this Article IV shall be made by Sterling or its Board of Directors, as appropriate, and all such calculations and determinations shall be conclusive and binding in the absence of manifest error.

                                    ARTICLE V

         Loss, Theft, Destruction Or Mutilation of Warrant Certificates

              Upon receipt by Sterling and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate, and an indemnity bond in form and amount and with corporate surety satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to Sterling or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, Sterling shall issue and the Warrant Agent shall countersign and deliver to the Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange and substitution for or in lieu thereof, a new Warrant Certificate of the same tenor and representing an equivalent number of Warrants. Upon the issuance of any new Warrant Certificate under this Article V, Sterling may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article V in lieu of any lost, stolen, destroyed or mutilated Warrant Certificate shall constitute an original contractual obligation of Sterling, whether or not the allegedly lost, stolen, destroyed or mutilated Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Article V are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.

                                   ARTICLE VI

                          Authorization and Reservation
                      of Common Stock; Purchase of Warrants

              Section 6.01. Reservation of Authorized Common Stock. Sterling shall at all times reserve and keep available for issue upon the exercise of Warrants, such number of its authorized but unissued shares of Common Stock or other securities deliverable upon exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding Warrants. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of any of the shares of Common Stock into which the Warrants are exercisable, Sterling will take any corporate action that may be necessary in order that Sterling may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price. Sterling will cause appropriate evidence of ownership of such Common Stock or other securities to be delivered to the Warrant Agent upon its request for delivery upon the exercise of Warrants, and all such shares of Common Stock will, at all times, be duly approved for listing subject to official notice of issuance on each securities exchange, interdealer quotation system or market, if any, on which such Common Stock is then listed. Sterling covenants that all Common Stock or other securities that may be issued upon the exercise of the Warrants will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free from preemptive rights and all taxes, liens, charges, encumbrances and security interests.

              Section 6.02. Purchase of Warrants by Sterling. Sterling shall have the right, except as limited by law or other agreement, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate; provided, however, that Sterling shall not purchase any Warrants from any Holder unless the other Holders are given the opportunity to include their Warrants in such sale pro rata based upon the number of Warrants held by each of the Holders. In the event Sterling shall purchase or otherwise acquire Warrants, the related Warrant Certificates shall thereupon be delivered to the Warrant Agent for cancellation; provided, however, that unless and until the Warrant Certificates evidencing such Warrants are surrendered by Sterling to the Warrant Agent for cancellation, such purchase or acquisition shall not operate as a redemption or termination of the right represented by such Warrants. Any Warrants purchased or otherwise acquired by Sterling shall not be outstanding for any purpose.

                                   ARTICLE VII

                     Warrant Holders Not Deemed Stockholders

              Prior to the exercise of any Warrant, nothing contained in this Agreement or any Warrant Certificate shall be construed as conferring on the Holder of any Warrant or Warrant Certificate any rights whatsoever as a stockholder of Sterling, either at law or in equity, including the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of Sterling.

                                  ARTICLE VIII

                                The Warrant Agent

              Section 8.01. Appointment and Acceptance of Agency. Sterling hereby appoints the Warrant Agent to act as agent for Sterling in accordance with the instructions set forth in this

Agreement and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same on the terms and conditions herein set forth.

              Section 8.02. Correctness of Statements; Distribution of Warrants. The statements contained herein and in each Warrant Certificate shall be taken as statements of Sterling, and the Warrant Agent assumes no responsibility for the correctness of any of the same except as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

              Section 8.03. Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty thereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed, provided that due care had been exercised in the appointment and continued employment thereof.

              Section 8.04. Proof of Actions Taken. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by Sterling prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President, the Treasurer or Secretary of Sterling and delivered to the Warrant Agent; and such certificate, in the absence of bad faith on the part of the Warrant Agent, shall be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

              Section 8.05. Compensation; Indemnity. Sterling agrees to pay the Warrant Agent compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement. Sterling agrees to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement. Sterling also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Warrants and the termination of this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by Sterling. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

              Section 8.06. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless Sterling or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

              Section 8.07. Other Transactions Involving Sterling. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Sterling or become pecuniarily interested in any transactions in which Sterling may be interested, or contract with or lend money to Sterling or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Sterling or for any other legal entity including acting as transfer agent or as a lender to Sterling or an affiliate thereof.

              Section 8.08. Actions as Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions of this Agreement. No implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct.

              Section 8.09. Liability of Warrant Agent. The Warrant Agent may conclusively rely upon and shall be protected by Sterling and shall not incur any liability or responsibility to Sterling or to any Holder for or in respect of any action taken, suffered or omitted by it (a) in connection with its administration of this Agreement or (b) in reliance on any Warrant Certificate or certificate for shares of stock or other securities of Sterling, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, direction, statement, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, executed, sent, presented and, where necessary, verified or acknowledged, by the proper party or parties.

              Section 8.10. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its counter-signature thereof); nor shall it be responsible for any breach by Sterling of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any underlying securities (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any underlying securities (or other stock) will, when issued, be validly issued, fully paid and non-assessable, or as to the Exercise Price or the number or amount of underlying securities or other securities or other property issuable upon exercise of any Warrant.

              Section 8.11. Acceptance of Instructions. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President or Secretary of Sterling, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or officers or for any delay in acting while waiting for those instructions. Any application by the Warrant Agent for written instructions from Sterling may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of Sterling actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

              Section 8.12. Right to Consult and Rely Upon Counsel. Before the Warrant Agent acts or refrains from acting, it may at any time consult with legal counsel (who may be legal counsel for Sterling), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to Sterling or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

              Section 8.13. Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving one month's prior written notice to Sterling, upon (but only upon) a duly appointed successor Warrant Agent having been appointed and having accepted such appointment in writing. Sterling may remove the Warrant Agent upon not less than 30 days' prior written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), upon (but only upon) a duly appointed successor Warrant Agent having been appointed and having accepted such appointment in writing. Sterling shall cause to be mailed, at the expense of Sterling, to each Holder a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal Sterling shall appoint in writing a successor to the Warrant Agent. If Sterling shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the existing Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the original Warrant Agent, either by Sterling or by such a court, the duties of the Warrant Agent shall be carried out by Sterling.

              (b) Any successor to the Warrant Agent, whether appointed by Sterling or by a court, shall be a bank (or subsidiary thereof) or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor to the Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such successor to the Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor to the Warrant Agent, it shall be vested with the same authority, powers, rights, immunities, duties and responsibilities as its predecessor Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, the predecessor Warrant Agent shall in all events deliver and transfer to the successor Warrant Agent all property, if any, at the time held hereunder by the predecessor Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of Sterling and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. As soon as practicable after such appointment, Sterling shall give notice thereof to the predecessor Warrant Agent and the Holders. Failure to give any notice provided for in this Section 8.13, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

              Section 8.14. Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act; provided, however, that such corporation would be eligible for appointment as a successor to the Warrant Agent under the provisions of Section 8.13 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to Sterling and the Holders.

              Section 8.15. Other. (a) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

              (b) The Warrant Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including any dates or events defined in this Agreement or the designation of any Person as an acquiring Person or Affiliate) under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by Sterling of such fact, event or determination.

                                   ARTICLE IX

                                  Miscellaneous

              Section 9.01. Money Deposited with the Warrant Agent. The Warrant Agent shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Agreement, except such as it shall agree in writing with Sterling to pay thereon. Any moneys, securities or other property which at any time shall be deposited by Sterling or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law.

              Section 9.02. Payment of Taxes. All Common Stock or other securities issuable upon the exercise of Warrants shall be validly issued, fully paid and non-assessable. Sterling shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes) that may be imposed with respect to the issuance or delivery of any share of Common Stock issuable upon the exercise of the Warrants, unless such tax or charge is imposed by law upon such issuance or delivery, in which case such taxes or charges shall be paid by such holder. Sterling shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate evidencing shares of Common Stock or other securities or property issuable upon the exercise of the Warrants in any name other than that of the holder of the Certificates evidencing such Warrants, and in such case the Warrant Agent and Sterling shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Warrant Agent's and Sterling's reasonable satisfaction that no such tax or charge is due.

              Section 9.03. Merger, Consolidation or Sale of Assets of Sterling. Sterling will not merge into or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its property, assets or business to any Person (other than a merger, consolidation or sale contemplated by 4.01(c) hereof in which the consideration payable to the holders of shares of Common Stock in exchange for their shares consists solely of cash), unless the Person resulting from such merger or consolidation, or transferee of such property, assets or business, as the case may be, executes with the Warrant Agent a supplemental agreement providing for the express assumption by such Person of the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by Sterling.

              Section 9.04. Notices. (a) Any notice, request, demand or report (each, a "Communication") required or permitted to be given or made by this Agreement shall be in writing

              (b) Any Communication authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on Sterling shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt, or by facsimile or electronic mail, addressed (until another address is filed by Sterling with the Warrant Agent) as follows:

                    Sterling Chemicals, Inc.
                    1200 Smith, Suite 1900
                    Houston, Texas 77002
                    Attention:   General Counsel
                    Facsimile No.:  (713) 654-9577
                    E-Mail: khale@sterlingchemicals.com

              (c) Any Communication authorized by this Agreement to be given or made by Sterling or by any Holder to or on the Warrant Agent shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt, or by facsimile or electronic mail, addressed (until another address is filed by the Warrant Agent with Sterling) as follows:

                    Wells Fargo Bank Minnesota, N.A.
                    Shareowner Services
                    Attn: Account Management
                    181 N. Concord Exchange
                    South St. Paul, MN  55075

              (d) Any Communication authorized by this Agreement to be given or made by Sterling or the Warrant Agent to any Holder shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by facsimile or electronic mail, addressed to such Holder at the address of such Holder as shown on the registry books of Sterling. Sterling shall deliver a copy of any notice or demand it delivers to any Holder to the Warrant Agent and the Warrant Agent shall deliver a copy of any notice or demand it delivers to any Holder to Sterling.

              Section 9.05. Governing Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              Section 9.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Sterling and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than Sterling, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

              Section 9.07. Counterparts. This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

              Section 9.08. Amendments. (a) The Warrant Agent may, without the consent or concurrence of the Holders, enter into one or more supplemental agreements or amendments with Sterling for the purpose of (i) evidencing the rights of the Holders upon consolidation, merger, sale, transfer, reclassification, liquidation or dissolution, (ii) making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, (iii) making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interest of the Holders in any material respect or be inconsistent with this Agreement or any supplemental agreement or amendment or (iv) adding further covenants and agreements of Sterling in this Agreement or surrendering any rights or power reserved to or conferred upon Sterling in this Agreement.

              (b) With the consent of the Holders of Warrant Certificates evidencing at least a majority in number of the Warrants at the time outstanding, Sterling and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Holders and Sterling; provided, however, that no such supplemental agreement or amendment shall, without the consent of the Holder of the Warrant Certificate evidencing each outstanding Warrant affected thereby, (i) alter the provisions of this Agreement so as to adversely affect in any material respect the terms upon which Warrants are exercisable, (ii) decrease the number of underlying securities (other than pursuant to adjustments made in accordance with Article IV hereof) or (iii) amend the provisions of Section 9.08. Notwithstanding anything to the contrary contained in this Agreement, no supplement agreement or amendment that changes the rights and duties of the Warrant Agent under this Agreement shall be effective against the Warrant Agent without the written consent of the Warrant Agent, provided, further, that the consent of a majority of the "Qualifying Holders" (as that term is defined in the Tag Along Agreement) shall be required for any amendment, modification, restatement or supplement hereto that materially adversely affects the rights of the Qualifying Holders pursuant to Article II or III of the Tag Along Agreement or that otherwise materially adversely affects the rights or obligations of the Qualifying Holders thereunder. For purposes of this Section 9.08(b), Warrants owned by Sterling or any Affiliate of Sterling shall not be deemed outstanding, provided, however, that the consent of a majority of Affiliates of Sterling owning

Warrants shall be required for any amendment, modification, restatement or supplement hereto that materially adversely affects the rights or obligations of such Affiliates of Sterling hereunder.

              Section 9.09. Common Stock Legend. In the event a Holder exercises any Warrant evidenced by any Legended Warrant Certificates pursuant to an exemption from the registration requirements of the Securities Act, any Common Stock or other securities of Sterling issuable upon exercise of such Warrant shall bear the following legend:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
              REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW (COLLECTIVELY, THE "ACTS") AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS MADE PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACTS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF. FURTHER, THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (1) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE ACTS OR (2) THE HOLDER OF SUCH SECURITIES PROVIDES THE COMPANY WITH (A) AN UNQUALIFIED WRITTEN OPINION OF LEGAL COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS OR (B) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS.

              Section 9.10. Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between Sterling, on the one hand, and the Warrant Agent, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

              Section 9.11. Waivers. Sterling may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) Sterling has obtained the written consent of Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants, and (ii) any consent required pursuant to Section 9.08 has been obtained.

              Section 9.12. Inspection. The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

              Section 9.13. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

              Section 9.14. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous, agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

                              [signatures follow]

              IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                  STERLING CHEMICALS, INC.

                                  By: /s/ DAVID G. ELKINS
                                     -------------------------------------------
                                  Printed Name: David G. Elkins
                                               ---------------------------------
                                  Title: President and  Co-CEO
                                        ----------------------------------------


                                  WELLS FARGO BANK MINNESOTA, N.A.
                                     as Warrant Agent

                                  By: /s/ DARREN LARSON
                                      ------------------------------------------
                                      Darren Larson - Assistant Vice President

                                    EXHIBIT A

                           Form Of Warrant Certificate

                            STERLING CHEMICALS, INC.

No.____________                                          ______________ Warrants

                        WARRANTS TO PURCHASE COMMON STOCK

              This certifies that _____________, or its registered assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase, commencing December 19, 2002, from STERLING CHEMICALS, INC., a Delaware corporation ("Sterling"), one share of the common stock, par value $0.01 per share (the "Common Stock"), of Sterling (subject to adjustment as provided in the Warrant Agreement hereinafter referred to) at the purchase price (the "Exercise Price") of $52.00 per share (subject to adjustment as provided herein), upon surrender hereof at the office of Wells Fargo Bank Minnesota, N.A. or to its successor as the warrant agent under the Warrant Agreement (any such warrant agent being herein call the "Warrant Agent"), with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full by check payable to the order of Wells Fargo Bank Minnesota, N.A. of the purchase price for the shares as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement. This Warrant Certificate may be exercised as to all or any whole number of the Warrants evidenced hereby.

              This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 19, 2002 (the "Warrant Agreement") by and between Sterling and Wells Fargo Bank Minnesota, N.A., as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the Holder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of Sterling and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

              Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

              Wells Fargo Bank Minnesota, N.A.
              Shareowner Services
              Attn: Account Management
              181 N. Concord Exchange
              South St. Paul, MN  55075

              The number of shares of Common Stock purchasable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement. In the event Sterling merges or consolidates with, or sells all or substantially all of its assets to, another Person, each Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of capital stock or other securities or the amount of money and other property which the holder of the number of shares of Common Stock or other securities or property deliverable upon exercise of a Warrant is entitled to receive upon completion of such merger, consolidation or sale.

              As to any final fraction of a share which the same Holder of one or more Warrants would otherwise be entitled to purchase upon exercise thereof in the same transaction, Sterling shall pay the cash value thereof determined as provided in the Warrant Agreement.

              All Common Stock or other securities issuable upon the exercise of Warrants shall be validly issued, fully-paid and non-assessable, and Sterling shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to the issuance or delivery of any share of Common Stock issuable upon the exercise of the Warrants, unless such tax or charge is imposed by law upon a holder thereof, in which case such taxes or charges shall be paid by such holder. Sterling shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock or other securities or property issuable upon the exercise of the Warrants in any name other than that of the holder of the Certificates evidencing such Warrants, and in such case the Warrant Agent and Sterling shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Warrant Agent's and Sterling' reasonable satisfaction that no tax or other charge is due.

              This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in any whole number of Warrants, in accordance with the provisions of the Warrant Agreement, on the register maintained by the Warrant Agent for such purpose at its office in South St. Paul, Minnesota, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer form satisfactory to Sterling and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Warrant Agent will issue and deliver to such Holder a new Warrant Certificate with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, Sterling and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

              This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the office of the Warrant Agent maintained for such purpose in South St. Paul, Minnesota for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

              Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of Sterling, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of Sterling except as provided in the Warrant Agreement.

              This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

              This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:                                     STERLING CHEMICALS, INC.
      ---------------------------------

                                           By:
                                              ----------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Title:
                                                 -------------------------------

Countersigned:

WELLS FARGO BANK MINNESOTA, N.A.,
    as Warrant Agent

By:
   ------------------------------------------------
   Authorized Signatory

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                                SUBSCRIPTION FORM
                 (to be executed only upon exercise of Warrants)

To:
    -----------------------

              The undersigned hereby irrevocably exercises ____ of the Warrants represented by the within Warrant Certificate for the purchase of one (subject to adjustment) share of Common Stock, par value $0.01 per share, of STERLING CHEMICALS, INC., a Delaware corporation, and herewith makes payment of $______________ (such payment being by check payable to the order of Wells Fargo Bank Minnesota, N.A. equal to the Exercise Price of the Warrants being exercised), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, and hereby surrenders this Warrant Certificate and all right, title and interest therein to and directs that the Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:
      -----------------------------           ---------------------------------
                                              (Signature of Owner)

                                              ---------------------------------
                                              (Street Address)

                                              ---------------------------------
                                              (City) (State) (Zip Code)

                                              ---------------------------------
                                              Signature Guaranteed By(1)

---------------

(1) The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

       Securities and/or check to be issued to:________________________________
       Please insert social security or identifying number:____________________

       Name:
             -------------------------------------------------------------------
       Street Address:
                       ---------------------------------------------------------
       City, State and Zip Code:
                                 -----------------------------------------------

                               FORM OF ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the within Warrant Certificate, with respect to the whole number of Warrants set forth below:

Name(s) of Assignee(s):
                        ----------------------------------
Address:
         -------------------------------------------------

No. of Warrants:
                ------------------------------------------

Please insert social security or other identifying number of assignee(s):
____________________

and does hereby irrevocably constitute and appoint______________________________ _______________________________ the undersigned's attorney to make such transfer on the books of _____________________ maintained for such purposes, with full power of substitution in the premises.

Dated:
      -----------------------------         -----------------------------------
                                            (Signature of Owner)

                                            -----------------------------------
                                            (Street Address)

                                            -----------------------------------
                                            (City) (State) (Zip Code)

                                            -----------------------------------
                                            Signature Guaranteed By(2)

----------

(2) The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.